UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2013

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 23, 2013, SCBT Financial Corporation (“SCBT”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Columbia, South Carolina.  At the Annual Meeting, there were present in person or by proxy 13,823,951 shares of SCBT’s common stock, representing 81.28% of the total outstanding eligible votes.  At the Annual Meeting, the shareholders of SCBT (1) elected seven members of the Board of Directors, and (2) ratified the appointment of Dixon Hughes Goodman LLP as SCBT’s independent registered public accountants.  The voting results for each proposal are as follows:

1) Approval of a proposal to elect the following individuals as directors of SCBT:

Nominees for Director	Votes For	Votes Withheld

Jimmy E. Addison	10,935,577	284,964
Robert H. Demere, Jr.	11,141,577	78,964
Robert R. Horger	11,085,485	135,056
Harry M. Mims, Jr.	10,807,585	412,956
John C. Pollok	10,838,657	381,884
James W. Roquemore	10,395,277	825,264
John W. Williamson, III	11,091,182	129,359

Each elected director received at least 92% of the voted shares in favor of their election.

The following individuals continue to serve as directors until our Annual Meeting in the year indicated:

Directors Whose Terms Will Expire in 2016
Jimmy E. Addison
Robert H. Demere, Jr.
Robert R. Horger
James W. Roquemore
John W. Williamson, III

Directors Whose Terms Will Expire in 2015
M. Oswald Fogle
Herbert G. Gray
Cynthia A. Hartley
John C. Pollok
Thomas E. Suggs
Kevin P. Walker

Directors Whose Terms Will Expire in 2014
Luther J. Battiste, III
Robert R. Hill, Jr.
Harry M. Mims, Jr.
Ralph W. Norman
Alton C. Phillips

2) Approval to ratify the appointment of Dixon Hughes Goodman LLP as SCBT’s auditors for the fiscal year ending December 31, 2013:

	Votes	% of Shares Outstanding	% of Shares Voted

Voting For	13,793,575	81.10%	99.78%
Voting Against	12,664	0.07%	0.09%
Abstain From Voting	17,712	0.11%	0.13%
Total	13,823,951	81.28%	100.00%

There were 2,603,410 broker non-votes with respect to proposal 1 which is a non-routine proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	April 25, 2013	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer